UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2022

PRECIPIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36439	91-1789357
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 14, 2022, Precipio Inc. (the "Company") issued a press release (the "Press Release") announcing that the Company’s 2022 Annual Meeting of Stockholders, originally scheduled for 4pm Eastern Time on Monday, June 13, 2022 be will be held virtually via live webcast at www.virtualshareholdermeeting.com/PRPO2022, was adjourned due to the fact that the Company has reached a quorum of circa 49% and shareholders entitled to cast 50% of the votes at the meeting were not present, in person or by proxy, and thus, a quorum was not present at the meeting to conduct business. The meeting was rescheduled for July 5, 2022 at 10.00 a.m. Eastern Daylight Time to be will be held virtually via live webcast at www.virtualshareholdermeeting.com/PRPO2022.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Precipio Inc Press Release, dated June 14, 2022
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date:    June 15, 2022